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                                                                    EXHIBIT 24-2

                            ENERGY EAST CORPORATION
                              CERTIFIED RESOLUTION

    RESOLVED, that the Corporation hereby constitutes and appoints W.W. von Schack, K.M. Jasinski, Esq., R.D. Kump, D.W. Farley and F. Lee, Esq. and each of them (with full power to each of them to act alone) its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and on its behalf and in its name, place and stead, to sign, execute and file with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, any and all post-effective amendments to Registration Statements Nos. 333-16201, 033-54155 and 33-54993 of the Corporation in connection with increasing the number of unissued shares remaining under such registration statements as a result of the two for one stock split of the Corporation's Common Stock ($.01 Par Value) outstanding at the close of business March 12, 1999, without any change in the par value thereof, and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.

                         * * * * * * * * * * * * * * *

    I, DANIEL W. FARLEY, Secretary of Energy East Corporation, a New York corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof duly called, convened and held on January 8, 1999 and that said resolution is in full force and effect as of the date hereof.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 23rd day of February, 1999.

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                                           /s/ DANIEL W. FARLEY
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                                             DANIEL W. FARLEY
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